EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended August 8, 2014

Current Month				Rolling Performance*				Rolling Risk Metrics* (September 2009 – August 2014)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-0.6%	-1.1%	-6.8%	-3.1%	-7.7%	-5.4%	1.1%	-5.4%	10.3%	-28.9%	-0.5	-0.7
B**	-0.6%	-1.1%	-7.1%	-3.7%	-8.3%	-6.0%	0.3%	-6.0%	10.3%	-30.3%	-0.5	-0.7
Legacy 1***	-0.5%	-1.1%	-5.6%	-1.2%	-5.7%	-3.5%	N/A	-3.5%	10.1%	-23.7%	-0.3	-0.5
Legacy 2***	-0.5%	-1.1%	-5.7%	-1.4%	-6.0%	-3.8%	N/A	-3.8%	10.1%	-24.4%	-0.3	-0.5
Global 1***	-0.5%	-1.1%	-5.3%	-0.9%	-5.1%	-4.3%	N/A	-4.3%	9.7%	-21.9%	-0.4	-0.6
Global 2***	-0.5%	-1.1%	-5.5%	-1.1%	-5.4%	-4.5%	N/A	-4.5%	9.6%	-22.4%	-0.4	-0.6
Global 3***	-0.6%	-1.1%	-6.4%	-2.6%	-6.9%	-6.2%	N/A	-6.2%	9.6%	-28.0%	-0.6	-0.8

S&P 500 Total Return Index****	0.4%	0.1%	5.8%	20.6%	19.1%	16.0%	8.0%	16.0%	13.1%	-16.3%	1.2	2.0
Barclays Capital U.S. Long Gov Index****	1.2%	1.5%	14.4%	11.4%	5.0%	7.3%	6.8%	7.3%	11.2%	-15.5%	0.7	1.2
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	27%					27%
Energy	7%	Short	Gasoline Blendstock	1.6%	Short	7%	Short	Gasoline Blendstock	1.6%	Short
			Heating Oil	1.6%	Short			Heating Oil	1.6%	Short
Grains/Foods	14%	Short	Sugar	2.3%	Short	14%	Short	Sugar	2.3%	Short
			Wheat	2.1%	Short			Wheat	2.1%	Short
Metals	6%	Long	Zinc LME	1.6%	Long	6%	Long	Zinc LME	1.6%	Long
			Aluminum	1.1%	Long			Aluminum	1.1%	Long
FINANCIALS	73%					73%
Currencies	23%	Long $	Euro	5.0%	Short	23%	Long $	Euro	5.0%	Short
			Japanese Yen	4.4%	Short			Japanese Yen	4.4%	Short
Equities	22%	Long	S&P 500	5.5%	Long	22%	Long	S&P 500	5.5%	Long
			Hang Seng Index	2.6%	Long			Hang Seng Index	2.5%	Long
Fixed Income	28%	Long	Bunds	5.3%	Long	28%	Long	Bunds	5.3%	Long
			U.S. 10-Year Treasury Notes	3.4%	Long			U.S. 10-Year Treasury Notes	3.4%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas markets rallied in excess of 4% following reports a heat wave was set to hit the East Coast within the next few weeks.  Crude oil markets moved to a six-month low due to strong supply data from the U.S. Energy Information Administration.

Grains/Foods
Soybean and wheat prices rallied higher as a result of concerns that recent dry weather in the Midwest has eroded crop quality.  Sugar markets fell nearly 5.5%, under pressure from elevated supply data from Brazil.  Coffee prices fell because of revised supply forecasts which eased previous concerns surrounding recent Brazilian droughts.

Metals
Gold markets rallied due to increased safe-haven demand fostered by the announcement President Obama had authorized the U.S. military to use air strikes to help curtail violence in Iraq.  Russia’s augmented military presence along the Ukraine border also supported the gold markets.  Copper markets fell over 1% in response to weak Chinese import data.

Currencies
The Japanese yen rallied against global counterparts due to upbeat Japanese data and the Bank of Japan’s decision to keep plans for quantitative easing initiatives unchanged. The euro fell following comments from the ECB which forecasted ongoing weakness in the currency amidst unstable economic conditions in the Eurozone.

Equities
U.S. equity markets finished modestly higher as bullish corporate earnings reports prompted buying.  European equity indices fell for the week due to concerns the ongoing situation in Ukraine and trade sanctions between Russia and the West would continue to impact European companies.  Asian equity markets also finished lower as the announcement of the U.S. involvement in Iraq and strength in the yen triggered a late-week selloff.

Fixed Income	U.S. Treasury and German Bund markets finished sharply higher because of the flight-to-quality event caused by concerns surrounding Iraq and Ukraine.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.